UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

February 10, 2011 (Date of earliest event reported: February 10, 2011)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1500 CityWest Blvd., Suite 800

Houston, Texas, 77042

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 24, 2011, Geokinetics Inc. (“Geokinetics”) appointed Diana S. Moore as Vice President and Chief Accounting Officer.

Ms. Moore has held various executive financial management positions over the past 25 years, predominantly in the energy industry.  Prior to joining Geokinetics, from May 2007 to July 2010, Ms. Moore, 47, served as Vice President, Chief Accounting Officer and Corporate Controller of Frontier Drilling USA, Inc., a privately-held international offshore oil and gas drilling contractor, which was acquired by Noble Corporation (NYSE: NE).  From May 2000 to May 2007, she held the position of Corporate Controller for Nabors Industries, Ltd. (NYSE: NBR), a publicly-held international oil and gas drilling contractor.  Before joining Nabors Industries, Ltd., Ms. Moore served in several different accounting and audit positions at Allied Waste Industries, Browning Ferris Industries and Coopers & Lybrand.  Ms. Moore is a certified public accountant and holds a BBA degree from Texas A&M University.

There is no family relationship between Ms. Moore and any of the executive officers or directors of Geokinetics.

On February 10, 2011, Geokinetics also entered into an employment agreement with Diana S. Moore.  Ms. Moore’s employment agreement provides for an annual base salary of $250,000 and a discretionary bonus with a target of 50% of her base salary.  Ms. Moore is entitled to twelve months’ severance pay if (i) she resigns with good reason or (ii) her employment is terminated by Geokinetics or its successor without cause within six months after a change of control.  In the event Ms. Moore is not entitled to receive severance pay under the preceding sentence, Geokinetics will pay Ms. Moore severance pay for six months if Geokinetics terminates her employment without cause within 18 months after the date of the employment agreement.  Ms. Moore is not entitled to severance pay for a termination based on death/disability, resignation without good reason, or termination for cause, unless Geokinetics advises Ms. Moore of its intent to enforce certain non-compete obligations contained in the agreement.  In the event Geokinetics undergoes a change of control, Ms. Moore also has the right to receive certain additional equity vesting provisions.  The employment agreement also contains various non-solicitation provisions.

Additionally, Ms. Moore was granted stock options to purchase 30,000 shares of Geokinetics’ common stock on February 3, 2011, with an exercise price equal to the closing price of Geokinetics’ common stock on February 3, 2011.  Options to purchase 5,000 shares will vest in three (3) equal annual installments beginning on May 15, 2012, and options to purchase the remaining 15,000 shares will vest on May 15, 2014.

The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Ms. Moore replaces Ronald D. Cayon, who currently serves as a consultant to Geokinetics and has been acting as the interim Chief Accounting Officer.

SECTION 7 — Regulation FD

Item 7.01  Regulation FD Disclosure.

On February 10, 2011, Geokinetics issued a press release announcing that Diana S. Moore was named Vice President and Chief Accounting Officer of Geokinetics.  A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SECTION 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document

10.1	Employment Agreement, dated February 10, 2011, between Geokinetics Inc. and Diana S. Moore.
99.1	Press release dated February 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

February 10, 2011	By:	/s/ William L. Moll, Jr.
William L. Moll, Jr., Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Title of Document

10.1	Employment Agreement, dated February 10, 2011, between Geokinetics Inc. and Diana S. Moore.
99.1	Press release dated February 10, 2011.